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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-91026, 33-16553 and 33-03603) and the Registration Statements on Form S-3 (Registration Nos. 333-19009 and 333-00000) of our report dated January 29, 1997 with respect to the consolidated financial statements of Quintiles Transnational Corp. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 filed in this Current Report on Form 8-K, with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ----------------------
                                               Ernst & Young LLP


Raleigh, North Carolina
February 7, 1997